Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ACQUIRES PORTFOLIO OF

FIVE GROCERY ANCHORED SHOPPING CENTERS IN SOUTH CAROLINA

Company Provides Portfolio Update

•	Five properties are grocery anchored by nationally known tenant Food Lion

•	Acquisition expands Wheeler’s presence in South Carolina to six properties

Virginia Beach, VA – December 24, 2013 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that the Company has assumed and closed contracts previously entered into by Wheeler Interests, LLC, an affiliated company, to acquire five grocery anchored shopping centers totaling approximately 261,689 square feet, for a combined acquisition price of $15.8 million, or $60.38 per square foot. The property portfolio has an average occupancy rate of 91% and was acquired using a combination of cash and debt.

Jon S. Wheeler, Chairman and Chief Executive Officer commented, “I am very pleased to announce the acquisition of these properties. We feel that these properties are the perfect compliment to our existing portfolio, as they are necessity-based shopping centers located in tertiary markets with an average occupancy rate of 91%. Since going public in November 2012, the Company has almost tripled the number of properties in its portfolio, maintained above average occupancy rates, and delivered consistent monthly dividends to shareholders. We expect this momentum to continue into 2014 and feel that the acquisition of this portfolio is a great way to close our book of business for the calendar year.”

Clover Plaza

Clover Plaza is a 45,575 square-foot retail shopping center located Clover, South Carolina. The property is located in York County, in close proximity to the North Carolina border, just south of I-85. York County has a population of 226,073.

Wheeler Real Estate Investment Trust Inc. (NASDAQ: WHLR) will acquire five additional grocery-anchored shopping centers located in South Carolina, which includes Clover Plaza (photo above).

The shopping center is 100% leased and is anchored by a Food Lion grocery store, with nationally recognized tenants Subway and Pizza Hut also occupying the center. The shopping center was acquired for approximately $1.6 million, or $35.11 per square foot.

South Square

South Square is a 44,350 square-foot retail shopping center located in Lancaster, South Carolina, which has a population of approximately 75,000 and is located in the northeast portion of the state.

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December 24, 2013

The Food Lion anchored shopping center is 90% occupied by national tenants that include CVS Pharmacy and Subway. The property was acquired for approximately $3.2 million or $72.15 per square foot.

St. George Plaza

St. George Plaza is a 59,279 square-foot shopping center located in Dorchester County, which has a population of 136,555. St. George Plaza is located directly off of I-95 on Highway 78, a 715 mile thoroughfare that connects Memphis, Tennessee to Charleston, South Carolina.

The shopping center is 86% leased and is grocery anchored by Food Lion subsidiary, Reid’s Groceries, and additional tenants include Family Dollar. The shopping center was acquired for approximately $3.6 million, or $60.73 per square foot.

Waterway Plaza

Waterway Plaza is a 49,750 square-foot shopping center located approximately 37 miles northeast of Myrtle Beach. Waterway Plaza is in Little River, South Carolina, and a part of Horry County, which has a population of 269,291.

The shopping center is 98% leased and is also grocery anchored by Food Lion. Additional national and regional tenants include Jackson Hewitt, Pizza Hut and Family Dollar. Waterway Plaza was acquired for approximately $3.6 million, or $72.36 per square foot.

Westland Square

Westland Square is a 62,735 square-foot grocery anchored shopping center located in West Columbia, South Carolina. The property is located in Lexington County, and in close proximity to I-26, which travels northwest to southeast and connects Kingsport, Tennessee to Charleston, South Carolina.

Westland Square is 83% leased and tenants include Food Lion, Family Dollar and Check ‘n Go. The property was acquired for approximately $3.8 million, or $60.57 per square foot.

Property Portfolio Update

With the acquisition of the five shopping centers, the Company now has 23 locations in eight states.

Property Overview (as of 12/24/2013)
Property	Location	Year Built/Renovated	GLA	% Leased
Amscot Building	Tampa, FL	2004	2,500	100%
Bixby Commons	Bixby, OK	2011	75,000	100%
Clover Plaza	Clover, SC	1990	45,575	100%
Forrest Gallery	Tullahoma, OK	1987	214,451	91%
Harps Food Store	Grove, OK	2012	31,500	100%
Jenks Plaza	Jenks, OK	2007	7,800	100%
Lumber River Village	Lumberton, NC	1985/1997-98/2004	66,781	100%
Monarch Bank	Virginia Beach, VA	2002	3,620	100%
Perimeter Square	Tulsa, OK	1982-1983	58,277	96%
Reasor’s Jenks	Jenks, OK	2011	81,000	100%
Riversedge North	Virginia Beach, VA	2007	10,550	100%
Shoppes at TJ Maxx	Richmond, VA	1982/1999	93,552	92%
South Square	Lancaster, SC	1992	44,350	90%
Starbucks / Verizon	Virginia Beach, VA	1985/2012	5,600	100%
St. George Plaza	St. George, SC	1982	59,279	86%
Surrey Plaza	Hawkinsville, GA	1993	42,680	100%
Tampa Festival	Tampa, FL	1965/2009/2012	141,628	97%
The Shoppes at Eagle Harbor	Carrollton, VA	2009	23,303	100%
Twin City Crossing	Batesburg-Leesville, SC	1998/2002	47,680	95%
Walnut Hill Plaza	Petersburg, VA	1959/2006/2008	89,907	83%
Waterway Plaza	Little River, SC	1991	49,750	98%
Westland Square	West Columbia, SC	1986/1994	62,735	83%
Winslow Plaza	Sicklerville, NJ	1990/2009	40,695	91%

Totals			1,298,213	94%

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About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward looking Statement

Wheeler Real Estate Investment Trust, Inc. (the “Company”) considers portions of the information in this press release relating to its business operations contemplated acquisition strategy to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. Specifically, (a) the Company’s statements regarding potential future acquisitions (b) the anticipated profitability of such potential acquisitions and (c) the anticipated stability of the Company’s dividend payments are forward-looking statements. There are a number of important factors that could cause the Company’s operations to differ from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; the Company’s ability to renew or enter into new leases at favorable rates; its ability to buy or sell assets on commercially reasonable terms; its ability to complete acquisitions or dispositions of assets under contract; its ability to secure equity or debt financing on commercially acceptable terms or at all; the Company’s ability to enter into definitive agreements with regard to its financing and joint venture arrangements or its failure to satisfy conditions to the completion of these arrangements and the success of its capital recycling strategy. For additional factors that could cause the operations of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s filings

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December 24, 2013

with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Adam Prior
Corporate Secretary		Senior Vice-President
(757) 627-9088 / robin@whlr.us		(212) 836-9606 / aprior@equityny.com

Terry Downs
Associate
(212) 836-9615 / tdowns@equityny.com